Exhibit 10.35

THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT WITH JEFFREY M. NUGENT

This Third Amendment to Employment Agreement (the “Amendment”), is made between Sientra, Inc., a Delaware corporation (the “Company”) and Jeffrey M. Nugent (“Executive”) (collectively, the “Parties”), dated as of March 12, 2019.

RECITALS

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of November 12, 2015, as amended by that certain Amendment to Employment Agreement dated May 8, 2017 and that certain Second Amendment to Employment Agreement dated March 13, 2018 (collectively the “Employment Agreement”); and

WHEREAS, on March 6, 2019 the Board of Directors of the Company (the “Board”) authorized the Company to enter into certain amendments to the Employment Agreement with Executive; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein with all terms to be effective as of January 1, 2019 (the “Amendment Effective Date”)

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Parties hereby agree as follows:

AGREEMENT

1.Section 3 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

3.

Company Benefits.  Executive shall be entitled to participate in all employee benefit programs for which Executive is eligible under the terms and conditions of the benefit plans that may be in effect from time to time and provided by the Company to its senior executive employees, provided that such benefits shall be made available on the Effective Date without regard to any waiting period, to the extent permitted by the terms of the benefit plans and applicable law.  The Company reserves the right to cancel or change the benefit plans or programs it offers to its employees at any time. Executive and the Company shall enter into the Company’s standard Indemnification Agreement, which Indemnification Agreement shall be effective as of the Effective Date. The Company shall provide Executive with a one-time payment of $300,000 (the “Relocation Payment”) payable on or before December 31, 2019, for the Executive’s relocation from his principle residence to Santa Barbara county.  If Executive resigns for any reason, except as provided for in Section 6.4, or is terminated for Cause within twelve (12) months of the Amendment Effective Date, Executive agrees to repay the Relocation Payment in full. Unless otherwise approved by the Board, Executive shall not be eligible for any further payments with respect to Executive’s relocation to Santa Barbara county.

2.Except as specifically provided for in this Amendment, the terms of the Employment Agreement shall be unmodified and shall remain in full force and effect. In the event that any provision of this Amendment and the Employment Agreement conflict, the provisions of this Amendment shall govern.

3.This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute one and the same instrument.  This Amendment shall govern by and be construed in accordance with the laws of the State of California applicable to contracts made and to be performed in wholly within the State, and without regard to the conflicts of laws principles thereof.  For the avoidance of doubt, the Amendment shall become part of the Employment Agreement and therefore subject to its terms.

[SIGNATURE PAGE FOLLOWS]

SIENTRA, INC.

/s/ Nicholas J. Simon

Name: Nicholas J. Simon On behalf of the Board of Directors

EXECUTIVE

/s/ Jeffrey M. Nugent
Name: Jeffrey M. Nugent

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